UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2006
PULTE HOMES, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code                    (248) 647-2750

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES
INDEX TO EXHIBITS
Form of Stock Award Agreement
Form of Stock Option Agreement

Item 1.01 Entry into a Material Definitive Agreement

     Unrestricted Stock and Stock Option Grant. On July 28, 2006, the Compensation Committee of the Board of Directors of Pulte Homes, Inc. approved the grant of shares to the Company’s non-employee directors, of unrestricted stock pursuant to the Stock Award Agreement and stock options pursuant to the Stock Option Agreement Under 2004 Stock Incentive Plan.

	Shares of	Stock Option
Name	Unrestricted Stock	Grant
Brian P. Anderson	3,600	7,000
D. Kent Anderson	3,600	7,000
Debra J. Kelly-Ennis	3,600	7,000
David N. McCammon	3,600	7,000
Patrick J. O’Leary	3,600	7,000
Bernard W. Reznicek	3,600	7,000
Alan E. Schwartz	3,600	7,000
Francis J. Sehn	3,600	7,000
John J. Shea	3,600	7,000
William B. Smith	3,600	7,000
     The unrestricted stock award vests at the date of grant. A form of the stock award agreement for unrestricted shares is attached as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.
     The stock option award vests at the date of grant. A form of the stock option grant agreement is attached as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.
Date: August 3, 2006	By:	/s/ Steven M. Cook
		Name:	Steven M. Cook
		Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Stock Award Agreement
10.2	Form of Stock Option Agreement Under 2004 Stock Incentive Plan